Exhibit 99.1

Tecnoglass Reports Second Quarter 2020 Results

- Reports Net Income of $16.1 Million, or $0.35 per diluted share -

- Focused Execution and Structural Advantages Produced Record Gross Margin of 38.8%; Adjusted EBITDA of $23.3 million at a Record Margin of 28.4% -

- Generated Record Cash Flow From Operations of $24.3 Million -

- Significant Demand Recovery in U.S. Since April Drove Sequential Monthly Revenue Improvement as

Quarter Progressed -

- Backlog Expanded to a Record $550 million; Up 4.8% Year-over-Year -

Second Quarter 2020 Highlights

●	Total revenues of $81.9 million, 96.6% from the U.S., and includes two non-invoicing weeks in the first half of April during previously communicated suspension of production facility operations, which deferred a portion of revenues to future quarters

●	Adjusted net income[1] of $9.4 million, or $0.20 per diluted share

●	Gross margin strengthened to 38.8%, driven by lower unit input costs, completion of automation initiatives and favorable revenue mix

●	Adjusted EBITDA[1] of $23.3 million, representing 28.4% of total revenues

●	Cash flow from operations of $24.3 million, in excess of Adjusted EBITDA

●	Total liquidity of approximately $136.0 million, including cash of $63.4 million and availability under existing lines of credit

●	Declared a $0.0275 per share cash dividend

BARRANQUILLA, Colombia – August 6, 2020 – Tecnoglass, Inc. (NASDAQ: TGLS) (“Tecnoglass” or the “Company”), a leading manufacturer of architectural glass, windows, and associated aluminum products for the global commercial and residential construction industries, today reported financial results for the second quarter ended June 30, 2020.

José Manuel Daes, Chief Executive Officer of Tecnoglass, commented, “I could not be more pleased with our talented employees for their ability to overcome this unprecedented environment while maintaining dedication to excellence, as demonstrated by our results. We achieved record gross margin, operating margin and Adjusted EBITDA1 margin in the second quarter without taking any headcount reductions related to the economic impacts of the COVID-19 crisis. Since reopening our production facilities in the second half of April, the pace of invoicing improved significantly as we progressed through the quarter, particularly in the U.S. which represented 97% of second quarter revenues. In June, we hit a monthly record level of residential orders, and that momentum carried into July. Our strong working capital management as well as benefits from our high return automation initiatives collectively allowed us to generate record levels of free cash flow. In turn, we were able to deleverage our balance sheet and continue strengthening our financial flexibility, with liquidity of $136 million at quarter end. As we look forward, we believe we have the financial resources to continue executing our growth strategy and further enhancing our position as a premier architectural glass leader.”

Christian Daes, Chief Operating Officer of Tecnoglass, stated, “For the second quarter, taking into account two non-invoicing weeks in early April, we estimate our U.S. revenues would have been down in the high-single digit percent range year-over-year. We believe that the worst of the pandemic-related economic crisis is behind us. In nearly all of our regions, economic lockdowns are easing and business conditions have started to recover. Despite a recent uptick in COVID-19 cases in Florida and the rest of the United States, we are now seeing quoting and bidding activity that is in line with pre-pandemic levels, as reflected by our record backlog. On the residential side, our business has accelerated in recent months supported by low interest rates and de-urbanization trends driving new home starts. We believe these positive tailwinds coupled with our lean cost structure and strong liquidity leave us well positioned to maintain our industry leading margins as we work to deepen our presence and capture additional share in attractive U.S. markets.”

Second Quarter 2020 Results

Total revenues for the second quarter of 2020 were $81.9 million compared to $113.9 million in the prior year quarter. The decrease was primarily attributable to two fewer weeks of invoicing in the first half of April as a result of the previously communicated suspension of plant operations. This proactive action was taken to assess global market conditions at the onset of the COVID-19 pandemic and timed in parallel with shelter-in-place guidelines by the Colombian government, during which time the production facilities were reconfigured to mitigate any potential risks of contagion. Since April, the Company experienced a positive sequential revenue trend in May and June. U.S. revenues were $79.1 million compared to $99.3 million in the prior year quarter, and represented 96.6% of total revenues for the second quarter 2020. Revenues in Colombia and other Latin American regions were significantly impacted by delayed activity at many customer job sites that have required extensive preparations to adhere to varying COVID-19 guidelines. Changes in foreign currency exchange rates had a negligible impact on Colombia and total revenues in the quarter.

Gross profit for the second quarter of 2020 was $31.8 million, representing a 38.8% gross margin, compared to gross profit of $38.8 million, representing a 34.1% gross margin in the prior year quarter. The 470 basis point improvement in gross margin mainly reflected lower raw material costs, greater operating efficiencies from prior automation initiatives, and a higher mix of revenue from manufacturing vs installation activity. Selling, general and administrative expense (“SG&A”) was $16.5 million compared to $20.6 million in the prior year quarter, primarily attributable to lower variable expenses related to shipping, travel and commissions, as well as cost controls. As a percent of total revenues, SG&A was 20.2% compared to 18.1% in the prior year quarter due to lower revenues.

Net income was $16.1 million, or $0.35 per diluted share, in the second quarter of 2020 compared to net income of $7.7 million, or $0.17 per diluted share, in the prior year quarter, including an after-tax non-cash foreign exchange transaction gain of $13.3 million in the second quarter 2020 and a $1.2 million loss in the second quarter 2019. As with previous periods, these gains and losses are related to the accounting re-measurement of U.S. Dollar denominated assets and liabilities against the Colombian Peso as functional currency. Adjusted net income1 was $9.4 million, or $0.20 per diluted share, compared to adjusted a net income of $9.2 million, or $0.20 per diluted share, in the prior year quarter. Adjusted net income1, as reconciled in the table below, excludes the impact of non-cash foreign exchange transaction gains or losses and other non-core items, along with the tax impact of adjustments at statutory rates, to better reflect core financial performance.

Adjusted EBITDA1, as reconciled in the table below, was $23.3 million, or 28.4% of revenues, compared to $25.8 million, or 22.6% of revenues, in the prior year quarter. The improvement was driven by stronger gross margin. Adjusted EBITDA1 in the second quarter 2020 included $0.9 million in contribution from the Company’s joint venture with Saint-Gobain, compared to $1.0 million in the prior year quarter.

Dividend

The Company declared a quarterly cash dividend of $0.0275 per share for the second quarter of 2020, which was paid on July 31, 2020 to shareholders of record as of the close of business on July 8, 2020.

Business Outlook

Santiago Giraldo, Chief Financial Officer of Tecnoglass, concluded, “The improving sequential monthly revenue trends that we experienced during the second quarter continued into July. Based on our current invoicing schedule and underlying market environment, we expect revenue in the third quarter to continue on a positive sequential monthly trend. As we execute our strategy during this extraordinary period, we will maintain our focus on safely serving customers, aggressively managing costs and delivering strong cash flow. While uncertainty persists associated with COVID-19 developments, we believe we are well situated to outperform our markets as global economic conditions further improve.”

Webcast and Conference Call

Management will host a webcast and conference call on Thursday, August 6, 2020 at 9:00 a.m. eastern time (8:00 a.m. Bogota, Colombia time) to review the Company’s results. The conference call will be broadcast live over the Internet. Additionally, a slide presentation will accompany the conference call. To listen to the call and view the slides, please visit the Investor Relations section of Tecnoglass’ website at www.tecnoglass.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. Due to potential extended wait times to access the conference call via dial-in, the Company encourages use of the webcast. For those unable to access the webcast, the conference call will be accessible by dialing 1-855-327-6837 (domestic) or 1-631-891-4304 (international). Upon dialing in, please request to join the Tecnoglass Second Quarter 2020 Earnings Conference Call.

If you are unable to listen live, a replay of the webcast will be archived on the website. You may also access the conference call playback by dialing (844) 512-2921 (Domestic) or (412) 317-6671 (International) and entering pass code: 10010493.

About Tecnoglass

Tecnoglass Inc. is a leading manufacturer of architectural glass, windows, and associated aluminum products for the global commercial and residential construction industries. Tecnoglass is the #1 architectural glass transformation company in Latin America and the second largest glass fabricator serving the United States. Headquartered in Barranquilla, Colombia, the Company operates out of a 2.7 million square foot vertically-integrated, state- of-the-art manufacturing complex that provides easy access to the Americas, the Caribbean, and the Pacific. Tecnoglass supplies over 1000 customers in North, Central and South America, with the United States accounting for more than 80% of revenues. Tecnoglass’ tailored, high-end products are found on some of the world’s most distinctive properties, including the El Dorado Airport (Bogota), 50 United Nations Plaza (New York), Trump Plaza (Panama), Icon Bay (Miami), and Salesforce Tower (San Francisco). For more information, please visit www.tecnoglass.com or view our corporate video at https://vimeo.com/134429998.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Tecnoglass’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Tecnoglass’ business. These risks, uncertainties and contingencies are indicated from time to time in Tecnoglass’ filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that Tecnoglass’ financial results in any particular period may not be indicative of future results. Tecnoglass is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events and changes in assumptions or otherwise, except as required by law.

1 Adjusted net income (loss) and Adjusted EBITDA in both periods are reconciled in the table below.

Investor Relations:

Santiago Giraldo

CFO

305-503-9062

investorrelations@tecnoglass.com

Tecnoglass Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	June 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$63,424	$47,862
Investments	1,818	2,304
Trade accounts receivable, net	91,010	110,558
Due from related parties	8,777	8,057
Inventories	79,454	82,714
Contract assets – current portion	34,879	42,014
Other current assets	24,298	29,340
Total current assets	$303,660	$322,849

Long-term assets:
Property, plant and equipment, net	$136,666	$154,609
Deferred income taxes	11,676	4,595
Contract assets – non-current	8,707	7,059
Due from related parties - long term	1,089	1,786
Long-term trade accounts receivable	1,101	-
Intangible assets	5,695	6,703
Goodwill	23,561	23,561
Long-term investments	45,691	45,596
Other long-term assets	2,892	2,910
Total long-term assets	237,078	246,819
Total assets	$540,738	$569,668

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$18,744	$16,084
Trade accounts payable and accrued expenses	51,855	61,878
Accrued interest expense	7,502	7,645
Due to related parties	5,134	4,415
Dividends payable	1,309	67
Contract liability – current portion	18,834	12,459
Due to equity partners	10,900	10,900
Other current liabilities	6,894	15,563
Total current liabilities	$121,172	$129,011

Long-term liabilities:
Deferred income taxes	$817	$411
Long-term payable associated to GM&P acquisition	8,500	8,500
Long-term liabilities from related parties	634	622
Contract liability – non-current	83	187
Long-term debt	243,808	243,727
Total long-term liabilities	253,842	253,447
Total liabilities	$375,014	$382,458

SHAREHOLDERS’ EQUITY
Preferred shares, $0.0001 par value, 1,000,000 shares authorized, 0 shares issued and outstanding at June 30, 2020 and December 31, 2019 respectively	$-	$-
Ordinary shares, $0.0001 par value, 100,000,000 shares authorized, 46,117,631 and 46,117,631 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	5	5
Legal Reserves	2,273	1,367
Additional paid-in capital	208,390	208,283
Retained earnings	10,127	16,213
Accumulated other comprehensive (loss)	(55,632)	(39,264)
Shareholders’ equity attributable to controlling interest	165,163	186,604
Shareholders’ equity attributable to non-controlling interest	561	606
Total shareholders’ equity	165,724	187,210
Total liabilities and shareholders’ equity	$540,738	$569,668

Tecnoglass Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income

(In thousands, except share and per share data)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019
Operating revenues:
External customers	$81,590	$112,259	$167,696	$217,067
Related parties	352	1,624	1,544	3,984
Total operating revenues	81,942	113,883	169,240	221,051
Cost of sales	50,146	75,046	107,017	150,322
Gross profit	31,796	38,837	62,223	70,729

Operating expenses:
Selling expense	(8,961)	(11,219)	(18,629)	(20,781)
General and administrative expense	(7,610)	(9,354)	(15,220)	(17,448)
Total operating expenses	(16,571)	(20,573)	(33,849)	(38,229)

Operating income	15,225	18,264	28,374	32,500

Non-operating (expenses) income, net	7	353	(94)	628
Equity method income	(166)	(22)	94	(22)
Foreign currency transactions (losses) gains	13,309	(1,201)	(19,157)	2,085
Interest expense and deferred cost of financing	(5,446)	(5,757)	(11,089)	(11,344)

(Loss) Income before taxes	22,929	11,637	(1,872)	23,847

Income tax benefit (provision)	(6,875)	(3,977)	(742)	(8,856)

Net (loss) income	$16,054	$7,660	$(2,614)	$14,991

(Income) Loss attributable to non-controlling interest	143	(181)	45	(174)

(Loss) Income attributable to parent	$16,197	$7,479	$(2,569)	$14,817

Comprehensive income:
Net (loss) income	$16,054	$7,660	$(2,614)	$14,991
Foreign currency translation adjustments	4,367	(2,052)	(14,921)	(282)
Change in fair value derivative contracts	2,618	-	(1,447)	-

Total comprehensive (loss) income	$23,039	$5,608	$(18,982)	$14,709
Comprehensive (income) loss attributable to non-controlling interest	143	(181)	45	(174)

Total comprehensive (loss) income attributable to parent	$23,182	$5,427	$(18,937)	$14,535

Basic (loss) income per share	$0.35	$0.17	$(0.06)	$0.35

Diluted (loss) income per share	$0.35	$0.17	$(0.06)	$0.34

Basic weighted average common shares outstanding	46,117,631	45,653,893	46,117,631	42,989,592

Diluted weighted average common shares outstanding	46,117,631	46,144,017	46,117,631	43,479,716

Tecnoglass Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six months ended June 30,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(2,614)	$14,991
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Provision for bad debts	691	524
Depreciation and amortization	10,205	11,558
Deferred income taxes	(6,478)	(317)
Equity method income	(94)	22
Deferred cost of financing	861	808
Other non-cash adjustments	44	28
Unrealized currency translation losses (gains)	23,585	(59)
Changes in operating assets and liabilities:
Trade accounts receivables	13,785	(22,065)
Inventories	(8,252)	2,078
Prepaid expenses	(1,017)	(1,232)
Other assets	1,363	(1,367)
Trade accounts payable and accrued expenses	(10,358)	12,635
Accrued interest expense	(84)	194
Taxes payable	(5,911)	(1,787)
Labor liabilities	(982)	(327)
Contract assets and liabilities	11,246	(9,682)
Related parties	(1,200)	1,250
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$24,789	$7,253

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of investments	364	608
Joint Venture investment		(34,100)
Purchase of investments	(167)	(676)
Acquisition of property and equipment	(7,395)	(13,778)
CASH USED IN INVESTING ACTIVITIES	$(7,198)	$(47,946)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash dividend	(1,265)	(2,170)
Proceeds from equity offering		36,478
Proceeds from debt	17,796	38,480
Repayments of debt	(14,698)	(17,660)
CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	$1,833	$55,127

Effect of exchange rate changes on cash and cash equivalents	$(3,962)	$164

NET (DECREASE) INCREASE IN CASH	15,562	14,599
CASH - Beginning of period	47,862	33,040
CASH - End of period	$63,424	$47,639

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$9,513	$9,529
Income Tax	$2,964	$8,369

NON-CASH INVESTING AND FINANCING ACTIVITES:
Assets acquired under credit or debt	$907	$1,389

Revenues by Region

(Amounts in thousands)

(Unaudited)

	Three months ended
	Jun 30,
	2020	2019	% Change
Revenues by Region
United States	79,148	99,327	-20.3%
Colombia	1,820	12,165	-85.0%
Other Countries	973	2,392	-59.3%
Total Revenues by Region	81,941	113,883	-28.0%

Reconciliation of Non-GAAP Performance Measures to GAAP Performance Measures

(In thousands)

(Unaudited)

The Company believes that total revenues with foreign currency held neutral non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful bases for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period. However, these non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.

	Three months ended
	Jun 30,
	2020	2019	% Change
Total Revenues with Foreign Currency Held Neutral	82,107	113,883	-27.9%
Impact of changes in foreign currency	(166)	-
Total Revenues, As Reported	81,941	113,883	-28.0%

Currency impacts on total revenues for the current quarter have been derived by translating current quarter revenues at the prevailing average foreign currency rates during the prior year quarter, as applicable.

Reconciliation of Adjusted EBITDA and Adjusted net (loss) income to net (loss) income

(In thousands, except share and per share data)

(Unaudited)

Adjusted EBITDA and adjusted net (loss) income are not measures of financial performance under generally accepted accounting principles (“GAAP”). Management believes Adjusted EBITDA and adjusted net (loss) income, in addition to operating profit, net (loss) income and other GAAP measures, is useful to investors to evaluate the Company’s results because it excludes certain items that are not directly related to the Company’s core operating performance. Investors should recognize that Adjusted EBITDA and adjusted net (loss) income might not be comparable to similarly-titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

Reconciliations of the non-GAAP measures used in this press release are included in the tables attached to this press release, to the extent available without unreasonable effort. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures.

A reconciliation of Adjusted net (loss) income and Adjusted EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation G follows, with amounts in thousands:

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019

Net (loss) income	16,054	7,660	(2,614)	14,991
Less: Income (loss) attributable to non-controlling interest	143	(181)	45	(174)
(Loss) Income attributable to parent	16,197	7,479	(2,569)	14,817
Foreign currency transactions losses (gains) and FX derivatives settlements	(11,951)	1.201	20,515	(2,085)
Deferred cost of financing	508	415	948	808
Non-Recurring expenses (extinguishment of debt, bond issuance costs, provision for bad debt, acquisition related costs and other)	910	681	1,805	1,425
Joint Venture VA (Saint Gobain) adjustments	567	273	939	273
Tax impact of adjustments at statutory rate	3,189	(822)	(7,746)	(135)
Adjusted net (loss) income	9,420	9,227	13,892	15,103

Basic income (loss) per share	0.35	0.17	(0.06)	0.35
Diluted income (loss) per share	0.35	0.17	(0.06)	0.34

Diluted Adjusted net income (loss) per share	0.20	0.20	0.30	0.35

Diluted Weighted Average Common Shares Outstanding in thousands	46,118	46,114	46,118	43,480
Basic weighted average common shares outstanding in thousands	46,118	45,654	46,118	42,990
Diluted weighted average common shares outstanding in thousands	46,118	46,114	46,118	43,480

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019

Net (loss) income	16,054	7,660	(2,614)	14,991
Less: Income (loss) attributable to non-controlling interest	143	(181)	45	(174)
(Loss) Income attributable to parent	16,197	7,479	(2,569)	14,817
Interest expense and deferred cost of financing	5,446	5,757	11,089	11,344
Income tax (benefit) provision	6,875	3,977	742	8,856
Depreciation & amortization	4,964	5,717	10,205	11,558
Foreign currency transactions losses (gains) and FX derivatives settlements	(11,951)	1,201	20,515	(2,085)
Non-Recurring expenses (extinguishment of debt, bond issuance costs, provision for bad debt, acquisition related costs and other)	911	681	1,806	1,425
Joint Venture VA (Saint Gobain) EBITDA adjustments	869	973	1,868	973
Adjusted EBITDA	23,311	25,785	43,656	46,888